Form 4 Joint Filer Information



Name: Schafer Brothers LLC

Address: 598 Madison Avenue New York, NY 10022

Designated Filer: O.S.S. Capital Management LP

Issuer and Ticker Symbol: Cryolife (CRY)

Date of Event requiring statement: June 4, 2007





/s/ Oscar S. Schafer       ________
Signature



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Name: Mr. Oscar S. Schafer

Address: 598 Madison Avenue New York, NY 10022

Designated Filer: O.S.S. Capital Management LP

Issuer and Ticker Symbol: Cryolife (CRY)

Date of Event requiring statement: June 4, 2007





/s/ Oscar S. Schafer       ___________
Signature